                                DEALER AGREEMENT

         This Agreement made this ____ day of ________, 19__, between Bang & Olufsen of America, Inc., a Delaware corporation (hereinafter referred to as "BOA") and Harvey Electronics, Inc. whose principal place of business is ______________________New Jersey (hereinafter referred to as "Dealer"). In consideration of the mutual promises herein contained, the parties hereto agree as follows:

                  1.    Appointment of Dealer

                      BOA, as the exclusive distributor in the United States of high quality audio and video products produced by Bank & Olufsen A/S of Denmark and its subsidiaries and affiliates (hereinafter collectively referred to as "B&OA/S") and products sold under the trademark "Bank & Olufsen(R) (hereinafter referred to as the "Products"), hereby designates Dealer as one of its authorized retail dealers for the Products in the United States. Dealer hereby accepts such appointment under the terms and conditions herein set forth, and as described in Exhibit A hereto, which is made a part of this Agreement.

                  2.   Dealer's Responsibilities

                      A. Dealer agrees to purchase the Products from BOA and to sell the Products to retail customers through a retail sales program developed by the Dealer and intended to promote the unique design and technical qualities of the Products. Dealer specifically further agrees to fulfill its responsibilities provided for in Exhibit A in addition to its other responsibilities provided for in Exhibit A in addition to its other responsibilities provided for herein.

                      In order to provide the degree of marketing efficiency necessary to successfully implement BOA's limited distribution system for the Products, Dealer agrees not to, directly or indirectly, sell or permit the sale of Products from a retail location other than those identified in Exhibit A, without specific written authority from BOA to sell the Products at such other retail location. In recognition of the unique nature of the Products and the critical importance of assuring their proper presentation and demonstration Dealer agrees to not sell the Products directly or indirectly to any person other than a retail customer or another duly authorized BOA dealer. Dealer further agrees to not sell the Products in connection with any telephone or mail order solicitation, and agrees to engage in reasonable effort to provide each retail customer with an in-person demonstration of the Products. BOA reserves the right to increase or decrease the number of authorized BOA dealers in any area at any time.

                      B. Advertising and Promotion. Dealer agrees to maintain an advertising program for the Products consistent with their outstanding reputation for high technical quality and unique design features. Dealer agrees to utilize promotional materials prepared by BOA as part of its promotion and advertising program for the Products.

                      C. Personnel and Training. The parties acknowledge that the proper presentation of the Products requires a greater understanding of their features than is necessary for conventional competitive products. Therefore, Dealer agrees to maintain a staff of competent sales personnel who are thoroughly familiar with the features and technical advantages of the Products, and who can properly and competently demonstrate and explain such attributes to consumers, and to participate in training programs established by BOA in accordance with their terms as they exist from time to time.

                      D. Product Display. Dealer agrees to display, in working order and in good condition, all Products. Dealer may be required to display pursuant to this Agreement and to adhere to all other display requirements established by BOA.

                      E. Consumer Relations. Dealer agrees to conduct its operations at all times in such manner as will promote good consumer relations. Dealer agrees to properly represent the Products and not make, directly or indirectly, any false, misleading, or disparaging representations, including advertisements, to any consumer or other person with respect to BOA, B&O A/S, or the Products.

                      F. Records and Reports. Dealer agrees, when requested by BOA, to provide periodically to BOA complete and accurate information regarding Dealer's sales and inventories of the Products, Dealer's financial position, and such other information as may be specified by BOA. Dealer shall forward promptly to BOA any information which may come to Dealer's attention concerning complaints or claims with respect to the Products.

                      G. Product Service. If Dealer and BOA have agreed that Dealer shall provide service for the Products, Dealer shall provide reasonable consumer satisfaction in servicing Products. As to any BOA Product not serviced by Dealer, Dealer shall assist each consumer seeking service therefor by directing the consumer to the closest independent service centers for BOA Products and providing the consumer with the BOA "800" service telephone number.

                      H. Compliance with Laws. Dealer agrees to conduct its business at all times in strict compliance with all applicable federal, state and local laws and regulations. Dealer in its retail sales program shall at no time engage in any unfair or unethical trade practices such as "bait and switch" advertising, and shall make no false or misleading representations with regard to B&O A/S, and BOA, or any affiliate of either, or the Products. Dealer shall make no warranties or representations to customers or to the trade with respect to the Products except such as may be approved in writing by BOA. Dealer shall indemnify and hold B&O A/S and

BOA harmless from all liability for damages and/or costs caused by Dealer's violation of this paragraph or any of the terms of this Agreement.


                  3.  BOA's Responsibilities

                      A. Product Changes. BOA may change the design, models, and features of the Products or their parts, its service policies or may discontinue any or all of the Products, without notice to Dealer and without incurring any liability whatsoever to Dealer.

                      B. Sales Literature. BOA agrees to make available to Dealer all current sales literature and specification sheets for the Products. BOA reserves the right to make reasonable charge to Dealer in connection with the furnishing of such materials.

                      C. Warranty Service. BOA agrees to maintain a system of authorized warranty service stations for the Products which will service any eligible warranty claim

                      D. Trademarks, Trade Names, etc. BOA agrees to permit Dealer to use B&O A/S and BOA trademarks, trade names or copyrighted materials in the Dealer's retail sales program for the sole purpose of advertising and promoting the sale of the Products. Dealer shall use said trademarks, trade names and copyrighted materials only in store displays, newspaper, magazine, radio and television and other advertising material. Dealer agrees not to use or cause of the use of, B&O A/S or BOA trademarks, trade names or copyrighted materials in violation of this Agreement or in any other unlawful manner in advertising or otherwise, or in any manner which shall directly or indirectly tend to lessen the value and goodwill of such trademarks, trade names and copyrights. Nothing contained herein shall give to Dealer any interest in such trademarks, trade names and copyrights, and Dealer's right to use such materials shall terminate immediately upon the termination of this Agreement.

                  4.  Purchase of the Products

                      A. General Terms and Conditions. BOA agrees to sell the Products to Dealer, who agrees to purchase the Products from BOA in accordance with the terms and conditions set forth herein. BOA reserves the right to change any terms or conditions, including but not by way of limitation, price and payment terms, at any time.

                      B. Orders. All orders from Dealer are subject to acceptance by BOA at its principal office in Mount Prospect, Illinois, or wherever subsequently relocated. BOA shall have the right to cancel any orders placed by Dealer or refuse or delay the shipment thereof if Dealer shall fail to keep its account current or to meet payment schedules or other credit or financial requirements established by BOA, or, if in BOA's sole opinion Dealer's credit shall become impaired, or Dealer has otherwise violated the terms and conditions of this Agreement. BOA expressly reserves the right to change credit or financial requirements for dealers at any time. The cancellation of such orders or the withholding of shipments by BOA shall not be construed as termination or breach of this Agreement by BOA. BOA will otherwise use its reasonable efforts to make deliveries within a reasonable time in accordance with orders accepted from Dealer, but it shall not be liable to Dealer for any damages, consequential or otherwise, for any error in the filling of orders, or for failure to deliver or delay in delivery. In the event of BOA's inability to supply the total demands made by its dealers for the Products, for any reason, BOA shall have the right to apportion the available Products among any or all of its dealers in such manner and make delivery at such times as it may deem appropriate.

                      C.   Prices and Terms.

                           i.       The Products shall be sold to Dealer at
prices and terms established by BOA and in effect at the time of acceptance of each of Dealer's orders. BOA shall have the right to reduce or increase prices to Dealer at any time without notice to Dealer. When a new price schedule is issued by BOA, it shall automatically supersede all prior schedules on and after its effective date.

                           ii.      Prices of the Products shall not include
taxes of any nature, however denominated. If BOA requests, Dealer shall provide BOA with tax exemption certificates acceptable to appropriate taxing authorities, or, if Dealer is unable to produce such certificates, Dealer shall pay BOA in full for any taxes upon being invoiced for them by BOA.

                  5.  Miscellaneous

                      A. Dealer Not an Agent. This Agreement does not in any way create the relationship of principal and agent between Dealer and BOA and in no circumstances shall Dealer, its agents or employees be considered the agents of BOA. Dealer shall not act or attempt to act or represent itself directly or by implication as agent of BOA or B&O A/S, or in any manner assume or create or attempt to assume or create any obligation or make any contract, agreement, representation or warranty on behalf or in the name of BOA or B&O A/S, except those previously authorized in writing by BOA. Dealer shall indemnify and hold BOA harmless from any cost or liability caused by an unauthorized act by Dealer, its agents or employees.

                      B.   Agreement Not a Franchise Agreement.  This
Agreement does not in any way create a franchise relationship between Dealer and BOA and in no circumstances shall Dealer be considered a franchisee of BOA. Dealer acknowledges that no front-end, conditional or other investment fee is due or owing from Dealer to BOA under this Agreement or any other written or oral agreement except payments for the purchase of Products.

                      C. Force Majeure. BOA still shall not be responsible for or liable for failure to perform any part of this

Agreement or for any delay in the performance of any part of this Agreement, directly or indirectly resulting from or contributed by any foreign or domestic embargoes, acts of God, or the public enemy, the adoption or enactment of any law, ordinance, regulation, ruling or order directly or indirectly interfering with the production or delivery hereunder, or wars, fires, floods, explosions, strikes, factory shut down, work stoppages, slow-downs or other difference with workmen, shortages of fuel, power, materials or labor, or delay in or lack of the usual means of transportation, action taken to carry out the intent or purpose of any law or administrative regulation having the effect of law, compliance with any request by a governmental agency or official thereof, extraordinary currency devaluations, taxes, or customs duties or other similar charges or assessments, or other events or contingencies beyond the reasonable control of BOA.

                      D.   Duration of Agreement

                           (i)       The term of this Agreement shall be for a
period beginning on the date of this Agreement and continuing through May 31, ____ ("Initial Term").

                           (ii)      In its sole discretion, BOA may offer to
Dealer one or more renewal terms for the Agreement. Any agreement for a renewal term must be in writing, signed by both BOA and Dealer.

                           (iii)     This Agreement and all rights provided
hereunder may be terminated prior to the expiration of the Initial Term or any renewal term in accordance with the provisions of this Agreement.

                      E.   Termination.

                           (i)      Without prejudice to any remedy either
party may have for breach or non-performance of this Agreement, upon the occurrence of any of the following events BOA may terminate this Agreement at any time during its Initial Term or any renewal term, to take effect immediately.

                                    (a)      If Dealer breaches the provisions
of paragraph 2 (A) or 2 (H), or commits any other action or omission which in BOA's sole judgment adversely affects the interest of BOA in promoting the marketing of its Products;

                                    (b)      If Dealer fails to make any
payment when due under this Agreement; (c) If Dealer fails to meet its Product Service obligations under paragraph 2 (G), including but not limited to providing reasonable consumer satisfaction in servicing Products, and properly assisting any consumer who desires service for a BOA Product regardless of where the Product was purchased;

                                    (d)      If Dealer fails to satisfy its
obligation to meet its minimum purchase requirement as specified in Exhibit A;

                                    (e)      If Dealer fails to adhere to all
display requirements, including but not limited to having on display, in working order and in good condition, all Products required by BOA under this Agreement to be on display;

                                    (f)      If Dealer fails to present
Products competently and in accordance with BOA's standards;

                                    (g)      If Dealer makes any assignment or
transfer or any purported or deemed assignment or transfer, in violation of this Agreement;

                                    (h)      If Dealer is dissolved,
liquidated, or a receiver is appointed for Dealer;

                                    (i)      Upon the bankruptcy or insolvency
of Dealer, or any assignment or composition of it for the benefit of creditors; or if a written warrant of attachment or any similar process is issued by any court against all or any substantial portion of Dealer's property or assets, and the writ, warrant of attachment, or similar process is not released or bonded within fifteen (15) days of the entry or levy; or

                                    (j)      If Dealer is in default under any
other of its obligations under this Agreement.

                           (ii)     This Agreement may be terminated by either
party hereto at any time during its Initial Term or any renewal term without cause upon the giving of thirty (30) days prior notice.

                           (iii)    Before the actual date of termination of
the Agreement, BOA in its sole discretion may reject any orders for Products placed by Dealer and delay shipment of, or cancel, any unshipped orders from Dealer. Both parties may waive any claim for compensation in connection with such rejection and cancellation. Neither
BOA nor Dealer shall be liable to the other because of the termination of this Agreement, for compensation, or reimbursement, or damages for loss of prospective profits on anticipated sales or on account of expenditures, investments, leases, or any type of commitments made in connection with the business of either of them.

                      F.   Responsibilities Upon Termination


                           (i)     Continuing Responsibilities. Upon the
termination of this Agreement, Dealer shall no longer be an authorized BOA dealer for the Products and Dealer shall immediately pay all amounts owed to BOA on the effective date of termination whether or not otherwise due.

                          (ii)     Discontinuance of Use of Trademarks, Trade
Names, etc. Upon termination, Dealer shall (1) discontinue forthwith any and all use of the trademarks, trade names and copyrighted material of

BOA or B&O A/S including such use in advertising, (2) forthwith remove and return to BOA, or in the alternative, at BOA's option remove and destroy, any and all signs designating Dealer as an authorized dealer for the Products or which include any trademark, trade name or copyrighted materials of BOA, (3) forthwith notify and instruct publications and other who may list or publish Dealer's name as an authorized BOA dealer, including telephone directories, yellow pages, and other business directories, to discontinue such listing of Dealer as an authorized BOA Dealer, and (4) return to BOA all promotional literature and material, including point of purchase materials and displays, provided to Dealer by BOA.

                          (iii)    Repurchase Option. Upon termination of this
Agreement, BOA shall have the option to repurchase from Dealer any or all new, current Products in Dealer's inventory at the net invoice prices at which such Products were originally purchased by Dealer from BOA, less any discounts and allowances which BOA may have given to Dealer for such Products and reasonable costs for handling and processing. Dealer shall promptly provide to BOA an inventory list of the Products and allow a representative of BOA to inspect the same. This option may be exercised by written notice to Dealer within thirty
(30) days after the effective date of termination or the date BOA receives a list of Dealer's inventory of the Products, whichever is later; and promptly upon the receipt of such notice, Dealer agrees to deliver such repurchased Products to BOA in their original packages.

                      G.    Entire Agreement, Etc.

                            (i)      This Agreement is the entire agreement
between the parties hereto in connection with the subject matter hereof and supercedes all prior agreements if any. Any waiver, amendment or modification of this Agreement, to be effective, must be in writing and signed by the parties hereto. There are no oral or implied agreements, and no oral or implied warranties between the parties. If any provision of this Agreement shall be held invalid, the remaining provisions hereof shall continue to be binding upon the parties. Dealer shall be responsible for all reasonable attorney's fees and costs incurred by BOA in connection with the enforcement of this Agreement, whether by suit or otherwise.

                            (ii)      It is expressly agreed that no
stipulation, conditions or statements contained in any purchase order or similar form which may be submitted by Dealer shall be binding upon BOA even though orders given on such forms are accepted or filled by BOA. The terms and conditions stated on BOA's invoices and/or acceptances of such Dealer orders together with the terms and conditions stated herein, which shall be incorporated therein by reference, shall control and, if no terms and conditions appear thereon, then the terms of this Agreement shall be deemed controlling.

                            (iii)      The waiver by BOA of any one default of
this Agreement shall not waive subsequent defaults.

                      H.    Assignment. The relationship created between BOA

and Dealer is personal in nature. BOA, in entering into this Agreement, has relied upon the continued ownership and active participation of certain individuals in the operations of Dealer. For purposes of this Agreement, any change in ownership or active management shall be deemed a transfer which requires the prior consent of BOA. This Agreement shall automatically terminate upon any such purported transfer unless Dealer shall have given written notice to BOA, together with all information required by BOA to make a decision, and any information specifically requested thereby, at least thirty (30) days prior thereto, and shall have received the written consent of BOA to such transfer within fifteen (15) days after BOA's receipt of Dealer's notice. BOA shall not be subject to the application of any standard of reasonableness or materiality in granting or withholding such consent. Dealer's continuing responsibilities as set forth in paragraph 5 (F) shall apply should the Agreement be terminated hereunder.

                      I. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

                      J. Notices. Notices given pursuant to the terms of this Agreement shall be in writing and shall be served personally or by certified or registered mail, addressed to Dealer, at the address first set forth in this Agreement, and to BOA, at: Bank & Olufsen of America, Inc., 1150 Feehanville Drive, Mt. Prospect, Illinois 60056, Attention: President. The addresses for such notices may be changed from time to time by written notice.


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate the day and year first above mentioned.



Bank & Olufsen of America, Inc.



By:  ________________________________________________
                President              Date


DEALER: _____________________________________________


By:  ________________________________________________


Title:  _____________________________________________

[Bang & Olufsen logo]            Bang & Olufsen of America, Inc.
                                 1200 Business Center _______
                                 Mount Prospect, Illinois 600__

                                 Phone:   (847) 299-9380
                                 Fax:     (847) 699-____


April 30, 1997

Mr. Franklin Karp
Harvey Electronics
205 Chubb Avenue
Lyndhurst, NJ 07071

Dear Mr. Karp:

As you may know, the dealer Agreement between Bang & Olufsen of America, Inc. and Harvey Electronics is due to expire on May 31, 1997, as this marks the end of our fiscal year.

This letter is to inform you that Bang & Olufsen would like to renew its Dealer Agreement with you for the period June 1, 1997 to May 31, 1998.

To confirm the renewal of the Dealer Agreement, including the new Exhibit A, please sign the enclosed copy of this letter and fill out all requested information on both copies of the Exhibit A. It is extremely important that you return these three signed documents, no later than June 30, 1997, if you wish to continue as an authorized Bang & Olufsen dealer.

We are looking forward to you continuing as one of our valued dealers. If you have any questions, please don't hesitate to call me.

Sincerely,


Dean A. Miller
President


I agree to the renewal of my Bang & Olufsen Dealer Agreement for the period and on the terms stated above.


                           DEALER   Harvey Electronics

                           By:
                                    --------------------------
                           Title:
                                    --------------------------
                                    Owner or Corporate Officer

                          BANG & OLUFSEN AMERICA, INC.
                                DEALER AGREEMENT
                                    EXHIBIT A
                           JUNE 1, 1997 - MAY 31, 1998


BOA DESIGNATES
               -------------------------------------------------------------
("Dealer") as one of its authorized dealers, subject to the terms and conditions set forth in the Dealer Agreement, and those terms and conditions set forth on this Exhibit A.

1.        DEALER AGREES:

          A. To display at each authorized retail location identified in No. 3, at least the following Bang & Olufsen products:

              1. Four of the five current Audio Systems:

                 o BeoSound 2000
                 o BeoSound 2300 with BeoLab 2500 Loudspeakers
                 o BeoSound 4000 with BeoLab 6000 Loudspeakers
                 o BeoSound 9000 with BeoLab 8000 Loudspeakers
                 o BeoCenter 9300 with BeoLab Penta Loudspeakers

              2. Three of Five BeoLab/BeoVox Speaker Systems to be displayed in a BeoLink Environment:

                 o BeoLab 4000
                 o BeoLab 3500
                 o BeoLab 2000
                 o BeoVox CX 100
                 o BeoVox CX50

              3. Two of Five BeoCom Telephones

                 o BeoCom 1401
                 o BeoCom 1600
                 o BeoCom 2000
                 o BeoCom2400
                 o BeoTalk 1401

          B. To display said products in an appropriate environment to be approved by Bang & Olufsen.

          C. To purchase a minimum of $40,000 per authorized retail outlet in this fiscal year.

          D. That the next to the last sentence in the second paragraph of paragraph 2A of the Dealer Agreement is amended to read as follows:


                  Dealer further agrees to not sell the Products in connection with any telephone, Internet or mail order solicitation, and agrees to engage in reasonable efforts to provide each retail customer with an in-person demonstration of the Products.

          E. To send a minimum of one salesperson per authorized location to Bang & Olufsen's corporate office for training in this fiscal year.

2.        BOA AGREES:

          A. To sell Products to the Dealer at prices stated in Bang & Olufsen's "Dealer Price List" which produce these approximate margins, based upon the suggested retail prices for the Products:

                           Audio                     40 points
                           Loudspeakers              45 points

          B. To provide Dealer with marketing support in accordance with the current marketing support program that BOA, in its discretion, may establish from time to time.

3.        LOCATIONS: Dealer is authorized to sell Products only from the following retail locations. Please attach a separate p age for additional locations.


Street Address                City            State       Zip
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IN WITNESS WHEREOF, the parties hereto have caused this Exhibit A to Dealer
Agreement to be executed in duplicate for the period June 1, 1997 to May 31, 1998.


BANG & OLUFSEN AMERICA, INC.           DEALER:

By:                                    By:
    ----------------------------           ----------------------------------


                                           Title:
                                                 ----------------------------
                                                  (Owner or Corporate Officer)

Date:
     ----------------------------